Exhibit 10.1

FORM OF D&O VOTING AND SUPPORT AGREEMENT

July 13, 2025

XENO ACQUISITION CORP
923 Elm Street #72,

Manchester, NH 03101

Dear Sirs/Madams:

Re:	Voting and Support Agreement

The undersigned understands that Xeno Acquisition Corp. (the “Purchaser”), XenoTherapeutics, Inc., ESSA Pharma Inc. (the “Company”) and, solely for purposes of Section 10.16 thereof, XOMA Royalty Corporation wish to enter into a business combination agreement dated as of the date hereof (the “Agreement”) contemplating an arrangement (the “Arrangement”) of the Company under Division 5 of Part 9 of the Business Corporations Act (British Columbia), the result of which shall be the acquisition by the Purchaser of all the issued and outstanding common shares of the Company (the “Shares”).

All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

1.	The undersigned hereby agrees, solely in his or her capacity as a securityholder of the Company and not in his or her capacity as an officer or director of the Company, from the date hereof until the earlier of (i) the Effective Time and (ii) the termination of the Agreement in accordance with its terms:

(a)	to vote or to cause to be voted all of the Subject Securities (as defined below) entitled to vote, including any other such securities of the Company directly or indirectly acquired by or issued to the undersigned after the date hereof, (i) in favour of the approval of the Arrangement Resolution, the Alternate Resolution and any proposal to adjourn or postpone the Meeting if such adjournment or postponement is proposed pursuant to and in compliance with the provisions of the Agreement; and (ii) against any Acquisition Proposal and any other matter which could reasonably be expected to frustrate, breach, interfere with, prevent or delay the completion of transactions contemplated in the Agreement, including but not limited to material transactions such as (A) any removal, replacement or increase in the board of directors of the Company; (B) any recapitalization, arrangement, amalgamation or similar transaction of or involving the Company or any of its Subsidiaries; or (C) any change in the authorized or issued capital of the Company or any amendment of the Company’s articles or notice of articles or other constating documents, in each case other than as contemplated by the Agreement or Plan of Arrangement;

(b)	no later than ten (10) days prior to the Meeting, to deliver or to cause to be delivered to the Company duly executed proxies or voting instruction forms voting, as applicable, in favour of the approval of the Arrangement Resolution and the Alternate Resolution, such proxy or voting instruction forms not to be revoked, amended or withdrawn without the prior written consent of the Purchaser, and, if applicable, name in such proxy (or proxies) or voting instruction form (or voting instruction forms), as applicable, those individuals as may be designated by the Company in the Circular for such purpose;

(c)	not to, directly or indirectly (including through any of its Representatives): (i) make, solicit, assist, initiate, encourage, promote or otherwise facilitate (including by way of furnishing, providing access to or disclosing information, books and records, facilities or properties of the Company or a Subsidiary of the Company or entering into any form of written or oral agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute an Acquisition Proposal; (ii) enter into continue or otherwise participate or engage in or otherwise facilitate any discussions or negotiations with any person (other than the Purchaser and its affiliates and their respective Representatives), or otherwise cooperate in any way with, or assist or participate in, encourage or otherwise facilitate, any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute an Acquisition Proposal, (iii) accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, any Acquisition Proposal; (iv) withdraw support, amend or modify support in a manner adverse to Purchaser, or propose publicly to withdraw support, from the transactions contemplated by the Agreement, (iv) enter, or propose publicly to enter, into any agreement related to any Acquisition Proposal; (v) act jointly or in concert with others with respect to voting securities of the Company for the purpose of opposing or competing with the Purchaser in connection with the Agreement; or (vi) join in the requisition of any meeting of the securityholders of the Company for the purpose of considering any resolution related to any Acquisition Proposal;

(d)	to, and to cause each of its affiliates to and to instruct each of its and their Representatives to, immediately cease and terminate any existing solicitation, knowing encouragement, discussions, negotiations or other activities it is engaged in with any Persons (other than the Purchaser and its affiliates) with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to, an Acquisition Proposal;

(e)	except as contemplated by the Agreement and this letter agreement or as required by Law and/or securities regulation, not to, directly or indirectly, (i) sell, transfer, gift, assign, grant a participation interest in, option, pledge, hypothecate, grant a security or voting interest in or otherwise convey or encumber (each, a “Transfer”), or enter into any agreement, option or other arrangement (including any profit sharing arrangement, forward sale or other monetization arrangement) with respect to the Transfer of any of its Subject Securities to any Person; (ii) grant or agree to grant any proxy, power of attorney or other right to vote the Subject Securities, enter into any voting trust or pooling agreement or arrangement in respect of the Subject Securities, or requisition or join in any requisition of any meeting of Shareholders or other securityholders of the Company; or (iii) agree to take any of the actions described in the foregoing clauses (i) and (ii); provided that the undersigned may (x) exercise and/or settle Options to acquire additional Shares, and (y) Transfer Subject Securities to a corporation, family trust, registered retirement savings plan or other entity directly or indirectly owned or controlled by the undersigned or under common control with or controlling the undersigned provided that (A) such Transfer shall not relieve or release the undersigned of or from his or her obligations under this letter agreement, including, without limitation, the obligation of the undersigned to vote or cause to be voted all Subject Securities at the Meeting in favour of the approval of the Arrangement Resolution and any other matter necessary for the consummation of the transactions contemplated by the Agreement, (B) prompt written notice of such Transfer is provided, (C) the transferee continues to be a corporation, trust, registered retirement savings plan or other entity directly or indirectly controlled by the undersigned or under common control with or controlling the undersigned, at all times prior to the termination of this letter agreement; and (D) the transferee agrees in writing in favour of the Purchaser to be bound by all of the terms and conditions of this letter agreement as if it were a party hereto;

(f)	to forthwith revoke any and all previous proxies granted or voting instruction forms delivered, or other voting agreements or arrangements that may conflict with or be inconsistent with the matters set forth in this letter agreement; and

(g)	not to exercise any rights of appraisal or rights of dissent provided under any applicable Laws, including Dissent Rights, or otherwise in connection with the Arrangement or the transactions contemplated by the Agreement.

2.	Notwithstanding any provision of this letter agreement to the contrary, the Purchaser hereby agrees and acknowledges that the undersigned is executing this letter agreement and is bound hereunder solely in his or her capacity as a securityholder of the Company. Without limiting the provisions of the Agreement, nothing contained in this letter agreement shall limit or affect any actions the undersigned may take in his or her capacity as a director or officer of the Company or limit or restrict in any way the exercise of his or her fiduciary duties as director or officer of the Company.

3.	The undersigned hereby represents and warrants that (a) this letter agreement has been duly executed and delivered and is a valid and binding agreement, enforceable against the undersigned in accordance with its terms, and the performance by the undersigned of its obligations hereunder will not constitute a violation or breach of or default under, or conflict with, any contract, commitment, agreement, understanding or arrangement of any kind to which the undersigned will be a party and by which the undersigned will be bound at the time of such performance, (b) he or she has been afforded the opportunity to obtain independent legal advice and confirms by the execution of this letter agreement that he or she has either done so or waived his or her right to do so in connection with the entering into of this letter agreement, and that any failure on the undersigned’s part to seek independent legal advice shall not affect (and the undersigned shall not assert that it affects) the validity, enforceability or effect of this letter agreement, (c) as of the date hereof, he or she, or one of his or her Affiliates or associates is, the sole, registered and/or beneficial owner of the number of Shares, Options, any other securities convertible into or exchangeable or exercisable for Shares, or any other rights to acquire Shares, as set forth on the signature page to this letter agreement (collectively, “Subject Securities”), with good title thereto free of any and all encumbrances and demands of any nature or kind whatsoever, and he or she has the sole right to vote (in the case of the Shares) and sell (in the case of transferable Subject Securities) all of the Subject Securities, (d) except for the Agreement and this letter agreement, no person has any agreement or option, or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement or option for the purchase, acquisition or transfer from the undersigned or the applicable holder of any of the Subject Securities, (e) to the undersigned’s knowledge, there is no claim, action, litigation, audit, investigation, lawsuit, arbitration, mediation or other proceeding pending or threatened against or otherwise affecting the undersigned or this letter agreement which, individually or in the aggregate, would reasonably be expected to have an adverse effect on or otherwise impair the ability of the undersigned to deliver this letter agreement and to perform its obligations contemplated hereby, and (f) the only securities of the Company beneficially owned or controlled, directly or indirectly, by the undersigned on the date hereof are the Subject Securities. The undersigned shall not, directly or indirectly (including through any of its Representatives), take any action that would make any representation or warranty made herein untrue or incorrect. The undersigned shall notify Purchaser promptly if any representation or warranty made here becomes untrue or incorrect in any material respect.

4.	The undersigned acknowledges and agrees that the transactions contemplated by the Arrangement, including any Distribution approved by the Board in accordance with the terms of the Agreement, are intended to form part of a single, integrated plan to effectuate the Discontinuance and ultimate liquidation of the Company.

5.	Each party hereto shall, at the request of the other party, promptly execute and deliver any and all such further documents and instruments and take or cause to be taken any and all such further actions as may reasonably be required in order to fully perform and carry out the terms and intent of this letter agreement.

6.	Each party hereto agrees that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this letter agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties hereto agree that, in the event of any breach or threatened breach of this letter agreement by a party, the non-breaching party will (so long as the Termination Payment has not been paid in accordance with the Agreement) be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

7.	This letter agreement may terminate at any time upon the mutual written agreement of the parties hereto and shall automatically terminate and be of no further force or effect upon the earlier of: (i) the Effective Time or (ii) termination of the Agreement in accordance with its terms.

8.	This letter agreement shall be governed by the Laws of the Province of British Columbia and the Laws of Canada applicable therein. Each party hereto hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and the Arrangement and waives any defences to the maintenance of an action in the Courts of the Province of British Columbia. This letter agreement may be executed in any number of counterparts (including counterparts by electronic copies) and all such counterparts taken together shall be deemed to constitute one and the same instrument.

9.	The Purchaser may, without the prior written consent of the undersigned, assign, delegate or otherwise Transfer rights and interests hereunder to an assignee of any of its rights and obligations under the Agreement pursuant to an assignment thereof in accordance with the Agreement. The undersigned may not assign, delegate or otherwise Transfer any of its rights, interests or obligations under this letter agreement without the prior written consent of the Purchaser.

10.	Each of the undersigned and the Purchaser hereby consents to the disclosure of the substance of this letter agreement in any press release, documents filed with the Court in connection with the Arrangement or transactions contemplated by the Agreement or any filing pursuant to applicable Securities Laws, including the Circular.

11.	This letter agreement may be executed in any number of counterparts (including counterparts by electronic copy) and all such counterparts taken together shall be deemed to constitute one and the same instrument. This letter agreement may only be amended, supplemented or otherwise modified by written agreement signed by the parties hereto.

12.	If the foregoing is in accordance with the Purchaser’s understanding and is agreed to by the Purchaser, please signify the Purchaser’s acceptance by the execution of the enclosed copies of this letter agreement where indicated below by an authorized signatory of the Purchaser and return the same to the undersigned, upon which this letter agreement as so accepted shall constitute an agreement between the Purchaser and the undersigned.

[Remainder of page left intentionally blank. Signature page follows.]

Yours truly,

By:
(Signature)

(Print Name)

(Place of Residency)

(Name and Title)

Address:

Quantity and type of Subject Securities owned (beneficially or otherwise) as of the date hereof:
Shares
Options

Accepted and agreed on this ______day of ________________, 2025.

XENO ACQUISITION CORP.

By:
Name:
Title: